Exhibit 10.4

STOCK PURCHASE WARRANT

To Purchase Common Stock of

AMERICAN CARESOURCE HOLDINGS, INC.

NEITHER THIS WARRANT NOR THE SHARES INTO WHICH THIS WARRANT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

Void after 5:00 p.m. Eastern Standard Time, on December 4, 2019.

Warrant to Purchase 480,000 Shares of Common Stock.

WARRANT TO PURCHASE COMMON STOCK

OF

AMERICAN CARESOURCE HOLDINGS, INC.

Warrant No. 12.001

This is to Certify That, FOR VALUE RECEIVED, John Pappajohn (Holder) is entitled to purchase, subject to the provisions of this Warrant, from AMERICAN CARESOURCE HOLDINGS, INC., a Delaware corporation (Company), Four Hundred Eighty Thousand (480,000) fully paid, validly issued and nonassessable shares of common stock, par value $0.01 per share, of the Company (Common Stock) at a price of Two and 71/100 Dollars ($2.71) per share (the “Exercise Price”) at any time or from time to time during the period from the date hereof to 5:00 p.m. Eastern Standard Time, on December 4, 2019. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The exercise price and the number of shares issuable upon exercise of this Warrant will be proportionately adjusted for stock splits, stock dividends, recapitalizations and similar transactions. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as Warrant Shares and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the Exercise Price.

(a)	EXERCISE OF WARRANT.

(1)	This Warrant may be exercised in whole or in part at any time or from time to time on or after the date hereof and until 5:00 p.m. Eastern Standard Time on December 4, 2019; provided, however, that if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent if any, with the Purchase Form, annexed hereto, duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant, but not later than fourteen (14) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise and with proper payment, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

(2)	In lieu of delivering the Exercise Price in cash or check the Holder may elect to receive shares of Common Stock equal to the value of the Warrant or portion thereof being exercised (Net Issue Exercise). If the Holder wishes to elect the Net Issue Exercise, the Holder shall notify the Company of its election in writing at the time it delivers to the Company the Purchase Form. In the event the Holder shall elect Net Issue Exercise, the Holder shall receive the number of shares of Common Stock equal to the product of (a) the number of shares of Common Stock purchasable under the Warrant, or portion thereof being exercised, and (b) the current market value, as defined in paragraph (c), of one share of Common Stock minus the Exercise Price, divided by (c) the current market value, as defined below, of one share of Common Stock.

(3)	Notwithstanding anything herein to the contrary, if Holder has not otherwise exercised this Warrant in total, on the expiration date of this Warrant, the Warrant shall be automatically exercised via Net Issue Exercise pursuant to Section (a)(2) above.

(b)	RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Warrant.

(c)	FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share of Common Stock called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share of Common Stock, determined as follows:

(1)	If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ Capital Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

(2)	If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the OTC Markets Group on the last business day prior to the date of the exercise of this Warrant; or

(3)	If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

(d)	EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term Warrant as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

(e)	RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

(f)	ANTI-DILUTION PROVISIONS AND PRICE ADJUSTMENT. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

(1)	In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that the Exercise Price shall be proportionately increased (as in the case of (iii), above) or decreased (as in the case of (i) or (ii), above). Such adjustment shall be made successively whenever any event listed above shall occur.

(2)	In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the Subscription Price) (or having a conversion price per share) less than the Exercise Price on such record date, the Exercise Price shall be adjusted so that the same shall equal such lower price. Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered, if any.

(3)	In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (1) above) or subscription rights or warrants (excluding those referred to in Subsection (2) above), the Company shall reserve and the holder of this Warrant shall thereafter, upon exercise hereof, be entitled to receive with respect to each share of Common Stock purchased hereunder, without any change in, or payment in addition to, the Exercise Price, the amount of any property or other securities which would have been distributed to such holder had such holder been a holder of one share of Common Stock on the record date of such distribution (or, if no record date was established by the Company, the date such distribution was paid).

(4)	Intentionally Omitted.

(5)	Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subsections (1) or (2) above, the number of shares of Common Stock purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares of Common Stock initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted. No other adjustment of the Exercise Price in this section (f) shall cause an adjustment of the number of shares purchasable upon exercise of this Warrant.

(6)	The following paragraphs shall terminate immediately after the closing (and after adjustment of the Exercise Price, if required by this section) of an offering of shares of Common Stock which offering is registered pursuant to the Act with gross proceeds to the Company of $10 million or more.

(a)	In case the Company shall issue shares of its Common Stock, excluding shares issued (i) in any of the transactions described in Subsection (1) above, (ii) in connection with equity grants (including grants of restricted shares of Common Stock) to the Company’s employees under, or upon exercise of options granted to the Company’s employees, officers or directors under, a plan or plans adopted by the Company’s Board of Directors and approved by its stockholders, if such shares would otherwise be included in this Subsection (6), (iii) upon exercise of any warrant outstanding on the date hereof, (iv) upon conversion of any securities convertible into or exchangeable for its Common Stock, excluding securities issued in transactions described in Subsections (2) and (3) above, outstanding as of the date hereof, or (v) to stockholders of any corporation which merges into the Company, in proportion to their stock holdings of such corporation immediately prior to such merger, upon the consummation of such merger; but only if no adjustment is required pursuant to any other specific subsection of this Section (f) (without regard to Subsection (7) below) with respect to the transaction giving rise to such right, for a consideration per share (the “Offering Price”) less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal such Offering Price. Such adjustment shall be made successively whenever such an issuance is made.

(b)	In case the Company shall issue any securities convertible into or exchangeable for its Common Stock, excluding securities issued (i) in transactions described in Subsections (2) and (3) above, and (ii) in connection with equity grants (including grants of restricted stock units) to the Company’s employees, officers or directors under a plan or plans adopted by the Company’s Board of Directors and approved by its stockholders; for a consideration per share of Common Stock (the “Conversion Price”) initially deliverable upon conversion or exchange of such securities, determined as provided in subsection (6)(c) below, less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal such Conversion Price; and to the extent that shares of Common Stock are not delivered after the expiration of such securities, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such securities been made upon the basis of delivery of only the number of shares of Common Stock actually delivered, if any. Such adjustment shall be made successively whenever such an issuance is made.

(c)	For purposes of any computation respecting consideration received pursuant to Subsections (6)(a) and (b) above, the following apply:

(A)	in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(B)	in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(C)	in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefore shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof, the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (6).

(d)	Notwithstanding anything in this Warrant to the contrary, no adjustment in the Exercise Price shall be made pursuant to Subsection (6) unless and until the provisions of Subsection (6) are duly approved by the stockholders of the Company.

(7)	No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including the Warrant); provided, however, that no such adjustment shall cause an increase to the Exercise Price then in effect.

(8)	Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 30 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and, if applicable under paragraph (f)(5) above, the adjusted number of shares of Common Stock issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at his last address appearing in the Warrant Register to be maintained by the Company, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.

(9)	In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (1) to (8), inclusive above.

(10)	Notwithstanding the foregoing, any increase in the number of shares issuable upon the exercise of this Warrant, when combined with (i) the shares issuable upon exercise of the other warrants issued on the date hereof and (ii) the shares issuable in connection with the warrants issued by the Company on July 30, 2014, shall not be made to the extent the aggregate amount of such issuances would require stockholder approval pursuant to the NASDAQ listing rules and any increase shall be capped, on a pro rata basis, at the maximum number of shares allowed which would not require stockholder approval unless and until such stockholder approval is obtained. The Holder hereof agrees that this Warrant may be amended or modified by the Company (without the consent of the Holder) to include any language required or reasonably requested by NASDAQ to effectuate the intent of the this provision.

(g)	OFFICER’S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer’s certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer’s certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) hereof and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

(h)	NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

(i)	RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

(j)	REGISTRATION UNDER THE SECURITIES ACT OF 1933. This Warrant is issued without registration rights.

(k)	RESTRICTIVE LEGEND. Each Warrant Share, when issued, shall include a legend in substantially the following form: THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE ACT) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL A (1) REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

(l)	REPRESENTATIONS OF HOLDER. By acceptance of this Warrant, Holder hereby represents and warrants to the Company that

(1)	Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act.

(2)	Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(3)	Holder has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(m)	The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

Dated: December 4, 2014	AMERICAN CARESOURCE HOLDINGS, INC.

	By:	/s/ Matthew D. Thompson
Name: Matthew D. Thompson
Title: Chief Financial Officer

PURCHASE FORM

Dated _____________ 20__

The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of ___________ in payment of the actual exercise price thereof.

___________________

INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ___________________________________________________________

                                           (Please typewrite or print in block letters)

Address _________________________________________________________

Signature _________________________________________________

___________________

ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________ hereby sells, assigns and transfers unto

Name ____________________________________________________________

                                           (Please typewrite or print in block letters)

Address __________________________________________________________

the right to purchase Common Stock represented by this Warrant to the extent of _______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ______________, 20__

Signature __________________________